Exhibit 99.2

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC. 3250 Van Ness Avenue San Francisco, CA 94109	Sharon L. McCollam Executive Vice President, CFO (415) 616-8775

Stephen C. Nelson Director, Investor Relations (415) 616-8754

Christy Chanslor Investor Relations (415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces New Stock Repurchase Program
Board of Directors Authorizes 2,500,000 Shares

San Francisco, CA, May 25, 2004 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that its Board of Directors has authorized the repurchase of up to 2,500,000 shares of the Company’s common stock. The stock repurchase program may be limited or terminated at any time without prior notice.

Stock repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions.

There are no shares remaining under the Company’s previous stock repurchase authorization. As of May 2, 2004, there were 116,063,551 common shares outstanding.

Ed Mueller, Chief Executive Officer, commented, “The stock repurchase program is designed to enhance shareholder value and to offset share issuances under the Company’s employee compensation plans. The Board’s action is a reflection of the Company’s strong cash flow, which the Board believes is sufficient to support the Company’s continued growth strategies in addition to share repurchases under this program. Between January 2003 and February 2004 the Company repurchased a total of 4,000,000 shares under its previous repurchase authorization at an approximate cost of $115 million.”

❑ FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements related to the stock repurchase program, the Company’s cash flow, and the Company’s growth strategies.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors

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and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties contained in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2004 and all quarterly reports on Form 10-Q for the following fiscal quarters. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

❑ ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing seven distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, Hold Everything, West Elm and Chambers – are marketed through 520 stores, eight mail order catalogs and five e-commerce websites.

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